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                                                        EXHIBIT (10)(iii)(A)(95)

                                 AMENDMENT NO. 5
                                     TO THE

                        NATIONAL SERVICE INDUSTRIES, INC.
                     EXECUTIVES' DEFERRED COMPENSATION PLAN

                 (AS AMENDED AND RESTATED AS OF OCTOBER 4, 2000)

         THIS AMENDMENT dated this 26th day of June, 2002, by National Service Industries, Inc., a Delaware corporation ("Company");

                              W I T N E S S E T H:

         WHEREAS, the Company has previously established the National Service Industries, Inc. Executives' Deferred Compensation Plan (the "Plan") for the benefit of its eligible employees and their beneficiaries; and

         WHEREAS, pursuant to Section 8.02, the Company desires to amend and terminate the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows:

                                       1.

         The Plan is hereby amended by deleting the present Section 2.04 and inserting the following therefor:

                  "2.04 Termination of Plan; Cessation of Deferrals. Effective for Fiscal Years beginning after August 31, 2002, the Plan shall be terminated and no Executive shall be permitted to elect to defer additional bonus amounts under the Plan. This termination of the Plan shall not impact deferrals for the Class Year ending August 31, 2002, such that on October 1, 2002, the Executive's Primary Account shall be credited with the dollar amount of the Compensation deferred for the final Class Year ending August 31, 2002. Notwithstanding the above, if an Executive elects to cease participating in the Plan prior to October 1, 2002, no Deferred Compensation shall be credited to the Executive's Primary Account on October 1, 2002."

                                       2.

         The Plan is hereby amended by deleting the last paragraph of Section
3.01 and substituting the following therefor:
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                  "Effective as of October 2, 2002, the Plan shall be terminated and the Company shall not make any further contributions to the Company Contribution Accounts of Eligible Executives."

                                       3.

         The Plan is hereby amended by adding the following sentence at the end of the present Section 6.03:

                  "Effective June 30, 2002, no additional elections may be made under this Section 6.03."

                                       4.

         The Plan is hereby amended by adding a new Section 6.05 as follows:

                  "6.05 Plan Termination. Effective October 2, 2002, the Plan shall be terminated, and all Class Year Accounts shall be payable as previously elected by the Participant or as otherwise permitted by the Committee."

                                       5.

         This Amendment shall be effective as provided above.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 5 to be executed by its duly authorized corporate officers as of the date and year first written above.

ATTEST:                                 NATIONAL SERVICE INDUSTRIES, INC.



______________________________          By:_____________________________________
           Secretary                       Brock Hattox, Chairman of the Board,
                                           Chief Executive Officer and President


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